                                                                    EXHIBIT 99.1
                                                                   Press Release
[UNITEDAUTO LOGO]
                                                 United Auto Group, Inc.
                                                 2555 Telegraph Rd.
                                                 Bloomfield Hills, MI 48302-0954



Contact:    Phillip M. Hartz                Tony Pordon
            Senior Vice President --        Vice President -
            Corporate Communications        Investor Relations
            248-648-2610                    248-648-2540
            phartz@unitedauto.com           tony.pordon@unitedauto.com

FOR IMMEDIATE RELEASE

                    UNITEDAUTO GROUP TO HOST CONFERENCE CALL
                  WITH RELEASE OF THIRD QUARTER 2002 EARNINGS;
                CALL ALSO TO BE BROADCAST LIVE OVER THE INTERNET

DETROIT, MI, October 9, 2002 -- UnitedAuto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, will host a conference call discussing financial results for its third quarter 2002 on Tuesday, October 29, at 2 pm ET/ 1 pm CT/ 12 pm MT/ 11 pm PT. The call will follow the release earlier that morning of third quarter 2002 earnings for UnitedAuto Group.

HOW TO PARTICIPATE:

Advanced registration is not required.

- Domestic, please call (800) 230-1096
- International, please call (612) 332-0107

Calls need to be made shortly before 2 pm ET on the 29th of October. Please provide the leader's name -- Roger Penske -- as well as the code UAG3Q. The call cannot be accessed without this information.

This call will also be simultaneously broadcast on the Internet. This simultaneous webcast may be accessed through the UnitedAuto Group website at www.unitedauto.com. We recommend you access the webcast 15-20 minutes prior to the scheduled start time. To listen to the webcast, participants will need a computer with speakers and Real Player or Windows Media Player software. Links to download the free Players software will be available on the UnitedAuto Group website.

There will be an instant replay of the call with reverse, pause, and fast forward features available from Tuesday, October 29, at 5:30 p.m. ET, until 11:59 pm ET, Tuesday, November 5. Following are the numbers to call to listen to the playback:

- Domestic, please call (800) 475-6701 (access code 655061)

- International, please call (320) 365-3844 (access code 655061)

A rebroadcast of the conference call will also be available on the Company's website beginning one hour after the completion of the live broadcast and for the following thirty days.

A copy of the transcript of the call can be e-mailed. Please e-mail nvermillion@unitedauto.com with this request beginning Tuesday, November 5.

UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 127 franchises in the United States and 71 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of after-market automotive products and services.

Statements in this press release may include forward-looking statements. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business markets, conditions and other uncertainties which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.

                                      # # #